Exhibit 99.1

Natural Health Trends Reports First Quarter 2021 Financial Results

–	Fourth consecutive quarter of positive operating income and net income
–	Strong balance sheet with ample liquidity and $90.2 million in cash and cash equivalents
–	Second consecutive quarter of positive cash flow from operations
–	Achieved strong sales momentum in Japan, India, Peru, Europe and Malaysia
–	Declared a quarterly cash dividend of $0.20 per share

HONG KONG – May 5, 2021 – Natural Health Trends Corp. (NASDAQ: NHTC), a leading direct-selling and e-commerce company that markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand, today announced its financial results for the quarter ended March 31, 2021.

First Quarter 2021 Financial Highlights

•

Revenue of $13.5 million decreased 10% compared to $14.9 million in the first quarter of 2020 due to a $1.1 million increase in deferred revenue which the Company expects to recognize as revenue in the second quarter of 2021. Orders taken were relatively consistent with the first quarter of 2020.

•	Operating income was $220,000 compared to an operating loss of $1.4 million in the first quarter of 2020.

•	Net income was $153,000, or $0.01 per diluted share, compared to a net loss of $573,000, or $0.05 per diluted share, in the first quarter of 2020.

•	The number of Active Members[1] decreased 5% to 49,420 at March 31, 2021 compared to 52,230 at December 31, 2020, and decreased 13% compared to 56,490 at March 31, 2020.

[1]	Natural Health Trends defines Active Members as those that have placed at least one product order with the Company during the preceding twelve-month period.

Management Commentary

“Following a highly productive January, severe government-mandated restrictions and limitations surrounding in-person events and the Chinese New Year holiday restricted our leaders from properly conducting business,” commented Chris Sharng, President of Natural Health Trends Corp.

Mr. Sharng continued, “That said, our first quarter order trends sustained positive momentum with order volume approaching levels achieved in the prior year quarter. A strong contributor to our order volume was our January in-person training event which attracted nearly 700 participants. We also saw notable progress in Japan, India, Peru, Europe and Malaysia which all experienced strong top-line growth year-over-year. In an effort to further boost sales, we began the implementation of social selling in select markets to raise awareness and knowledge of our product lines and business opportunity. In addition, our diligent expense management resulted in our fourth consecutive quarter of positive operating income and net income, in addition to our second consecutive quarter of positive cash flow generation.”

Mr. Sharng concluded, “Despite having to delay our second Fly-High training to April, the event was successful and exceeded the attendance of our January event with follow-up marketing activities already well underway. Next, we expect to hold our first major in-person event since the beginning of the pandemic in Macau in June, where we intend to introduce a new wellness product, Time Release Ultra B Complex, to an audience of over 1,500. As we continue to emerge from the pandemic, we believe we are well-positioned to begin the process of safely resuming our normal business operations as the economy recovers.”

Balance Sheet and Cash Flow

•	Net cash provided by operating activities was $414,000 in the first quarter of 2021, compared to cash used of $990,000 in the first quarter of 2020.
•	Total cash and cash equivalents were $90.2 million at March 31, 2021, down slightly from $92.4 million at December 31, 2020.
•

On May 3, 2021, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 on each share of common stock outstanding. The dividend will be payable on May 28, 2021 to stockholders of record as of May 18, 2021.

First Quarter 2021 Financial Results Conference Call

Management will host a conference call to discuss the first quarter 2021 financial results today, Wednesday, May 5, 2021 at 11:30 a.m. Eastern Time. The conference call details are as follows:

Date:	Wednesday, May 5, 2021
Time:	11:30 a.m. Eastern Time / 8:30 a.m. Pacific Time
Dial-in:	1-877-407-0789 (Domestic) 1-201-689-8562 (International)
Conference ID:	13718088
Webcast:	http://public.viavid.com/index.php?id=144114

For those unable to participate during the live broadcast, a replay of the call will also be available from 2:30 p.m. Eastern Time on May 5, 2021 through 11:59 p.m. Eastern Time on May 19, 2021 by dialing 1-844-512-2921 (domestic) and 1-412-317-6671 (international) and referencing the replay pin number: 13718088.

About Natural Health Trends Corp.

Natural Health Trends Corp. (NASDAQ: NHTC) is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, the Americas, and Europe. The Company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the Company’s website at www.naturalhealthtrendscorp.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this press release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption “Risk Factors” in Natural Health Trends Corp.’s Annual Report on Form 10-K filed on February 26, 2021 with the Securities and Exchange Commission (SEC), as well as in subsequent reports filed this year with the SEC. The Company assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACTS:

Company Contact:

Scott Davidson

Senior Vice President and Chief Financial Officer

Natural Health Trends Corp.

Tel (Hong Kong): +852-3107-0800

Tel (U.S.): 310-541-0888

scott.davidson@nhtglobal.com

Investor Contact:

ADDO Investor Relations

Tel: 310-829-5400

investor.relations@nhtglobal.com

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$90,214	$92,367
Inventories	3,627	3,779
Other current assets	3,393	3,595
Total current assets	97,234	99,741
Property and equipment, net	521	539
Operating lease right-of-use assets	3,839	3,745
Restricted cash	522	525
Deferred tax asset	721	731
Other assets	648	661
Total assets	$103,485	$105,942
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$756	$580
Income taxes payable	1,547	1,481
Accrued commissions	3,116	3,496
Other accrued expenses	1,670	1,922
Deferred revenue	4,169	3,091
Amounts held in eWallets	7,754	8,503
Operating lease liabilities	1,252	1,163
Other current liabilities	1,125	1,270
Total current liabilities	21,389	21,506
Income taxes payable	13,748	13,748
Deferred tax liability	216	216
Operating lease liabilities	2,756	2,775
Total liabilities	38,109	38,245
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	86,102	86,102
Retained earnings	5,690	7,822
Accumulated other comprehensive loss	(525)	(336)
Treasury stock, at cost	(25,904)	(25,904)
Total stockholders’ equity	65,376	67,697
Total liabilities and stockholders’ equity	$103,485	$105,942

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share data)

	Three Months Ended March 31,
	2021	2020
Net sales	$13,469	$14,948
Cost of sales	3,255	4,514
Gross profit	10,214	10,434
Operating expenses:
Commissions expense	5,514	6,603
Selling, general and administrative expenses	4,480	5,279
Total operating expenses	9,994	11,882
Income (loss) from operations	220	(1,448)
Other income, net	20	93
Income (loss) before income taxes	240	(1,355)
Income tax provision (benefit)	87	(782)
Net income (loss)	$153	$(573)
Net income (loss) per common share:
Basic	$0.01	$(0.05)
Diluted	$0.01	$(0.05)
Weighted average common shares outstanding:
Basic	10,874	10,483
Diluted	11,424	10,483

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	Three Months Ended March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$153	$(573)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	79	95
Noncash lease expense	294	418
Deferred income taxes	9	869
Changes in assets and liabilities:
Inventories	123	1,001
Other current assets	195	(1,033)
Other assets	2	52
Accounts payable	176	168
Income taxes payable	67	(164)
Accrued commissions	(344)	(528)
Other accrued expenses	(245)	(398)
Deferred revenue	1,093	(521)
Amounts held in eWallets	(727)	(175)
Operating lease liabilities	(322)	(440)
Other current liabilities	(139)	239
Net cash provided by (used in) operating activities	414	(990)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(63)	(12)
Net cash used in investing activities	(63)	(12)
CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(2,285)	(2,285)
Net cash used in financing activities	(2,285)	(2,285)
Effect of exchange rates on cash, cash equivalents and restricted cash	(222)	(240)
Net decrease in cash, cash equivalents and restricted cash	(2,156)	(3,527)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	92,892	99,425
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$90,736	$95,898
SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:
Right-of-use assets obtained in exchange for operating lease liabilities	$400	$194